POWER OF ATTORNEY


      The undersigned hereby constitute and appoint, Margaret W. Chambers, Christopher J. Kelley, Kathleen K. Morrisey, Michael S. Petrucelli, Stephanie Pierce and Elba Vasquez, and each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her, and in his or her name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments to the Registration Statement of each Fund enumerated on Exhibit A attached hereto (including post-effective amendments and amendments thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


 /s/ Marie E. Connolly                            June 15, 1998
_____________________________
Marie E. Connolly




Exhibit A

Dreyfus BASIC U.S. Government Money Market Fund
Dreyfus BASIC Money Market Fund, Inc.
Dreyfus California Intermediate Municipal Bond Fund
Dreyfus Connecticut Intermediate Municipal Bond Fund
Dreyfus Income Funds
Dreyfus Massachusetts Intermediate Municipal Bond Fund
Dreyfus New Jersey Intermediate Municipal Bond Fund
Dreyfus Pennsylvania Intermediate Municipal Bond Fund
Dreyfus Premier Value Equity Funds